Exhibit 99.2

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The following table sets forth those expenses incurred by Tower Bancorp, Inc. (the “Company”) in connection with the offer and sale of 1,968,509 shares of the Company’s common stock, no par value per share, including 99,350 shares offered by certain selling securityholders, pursuant to the Company’s registration statement previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-161272), other than underwriting discounts and commissions. All the expenses are estimates.

Accounting Fees and Expenses	$150,000
Legal Fees and Expenses	$90,000
Printing Expenses	$90,000
FINRA Filing Fee	$10,500
Miscellaneous	$20,000
Total	$360,500